Exhibit 99.1

Heartland Partners, L.P.
53 W. Jackson Blvd., Suite 1150
Chicago, IL 60661
312-575-0400


FOR IMMEDIATE RELEASE:

AT HEARTLAND PARTNERS, L.P.:
Matthew Swanson
Shaw Gussis Fishman Glantz Wolfson & Towbin LLC
(312) 541-0151


FOR APPROVAL ONLY


        HEARTLAND PARTNERS RECEIVES NOTICE FROM AMEX REGARDING DELISTING


CHICAGO, MAY 5, 2006-- Heartland Partners, LP (AMEX: HTL) has received a letter from the American Stock Exchange ("Amex") notifying Heartland that its units will be delisted because Heartland is no longer in compliance with Section 1003(a)(iv) of the Amex Company Guide, which provides that the Amex will normally consider suspending securities of a company which has sustained losses which are so substantial in relation to its overall operations or its existing financial resources, or its financial condition has become so impaired that it appears questionable, in the opinion of the Amex, as to whether such company will be able to continue operations and/or meet its obligations as they mature. On April 28, 2006, Heartland and its affiliates filed voluntary petitions under the provisions of chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court, Northern District of Illinois in order to dissolve and liquidate.

ABOUT HEARTLAND

Heartland Partners, L.P. is a Chicago-based real estate limited partnership with properties, primarily in the upper Midwest and northern United States. CMC Heartland is a subsidiary of Heartland Partners, L.P. and is the successor to the Milwaukee Road Railroad, founded in 1847.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as the company, the Company or its management "believes," "expects," "intends," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Similarly, statements in this release that describe the Company's business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements. The forward-looking statements included in this release are made only as of the date of publication, and the Company undertakes no obligation to update the forward-looking statements to reflect subsequent events or circumstances.

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